UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

MBG Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56318	27-2262006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MBG Holdings Inc.

4301 West Bank Dr. Suite 110B
Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 360-0459

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MGBH	OTC Markets

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 13, 2023 James Frinzi tendered his resignation in writing as Chief Executive Officer of the Company. The resignation as the Chief Executive Officer was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 13, 2023, the Board of MBG Holdings, Inc., pursuant to its powers under the Company’s bylaws, appointed Joseph Baum as Chief Restructuring Officer of the Company to hold such office until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the Bylaws.

Mr. Baum is a Partner at CFGI who specializes in restructuring. He brings more than 20 years of experience leading the restructuring of companies in the roles of Chief Restructuring Officer and financial advisor. Joseph’s work includes companies such as TOUSA, Fleming Foods, Tropicana Casino and Resort, Marcel Paper Mills, and Worldcom. Joseph’s professional affiliations include the American Institute of Certified Public Accountants, the American Bankruptcy Institute, the New Jersey Society of Certified Public Accountants, the Association of Insolvency and Restructuring Advisors, the Association of Certified Fraud Examiners, and the New York Institute of Credit.

On July 13, 2023, the Board of MBG Holdings, Inc., pursuant to its powers under the Company’s bylaws, appointed Samantha Sondrup as Deputy Secretary of the Company to hold such office until her successor shall have been duly elected and qualified or until her earlier death, resignation or removal in accordance with the Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2023	American Metals Recovery and Recycling, Inc.

	By:	/s/ James Frinzi
	Name:	James Frinzi
	Title:	Chief Executive Officer

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